Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Azitra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Other	Subscription Rights
	Unallocated (Universal) Shelf		Rule 457(o)	(b)	(b)	$50,000,000(c)	$147.60 per $1,000,000	$7,380.00
	Equity	Common stock, $0.001 par value	Rule 457(c)	217,082(d)	$3.90(d)(e)	$846,619.80		$124.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf
	Total Offering Amounts					$50,846,619.80		$7,504.97
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,504.97

(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(b) Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder

(c) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(d) Adjusted to give effect to a one-for-30 reverse split of the Registrant’s common stock effective s of July 1, 2024.

(e) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.